Exhibit 10.3

CLOSING TABLE COPY

Loan No. ML RX0583-T1

FIRST SUPPLEMENT
TO THE MASTER LOAN AGREEMENT

          This FIRST SUPPLEMENT TO THE MASTER LOAN AGREEMENT (as the same may be amended, modified, supplemented, extended or restated from time to time, this “First Supplement”), is entered into as of January 4, 2008, between COBANK, ACB (“CoBank”) and NEW ULM TELECOM, INC. (the “Borrower”), and supplements that certain Master Loan Agreement, dated as of even date herewith, between CoBank and the Borrower (as the same may be amended, modified, supplemented, extended or restated from time to time, the “MLA”). Capitalized terms used and not otherwise defined in this First Supplement shall have the meanings assigned to them in the MLA.

          SECTION 1. The Term Loan. On the terms and conditions set forth in the MLA and this First Supplement, CoBank agrees to make a loan to the Borrower (the “Loan”), by means of a single advance, on the Closing Date (as defined in Section 3 of this First Supplement) in an aggregate principal amount not to exceed $15,000,000 (the “Commitment”). Under the Loan, amounts borrowed and later repaid or prepaid may not be reborrowed.

          SECTION 2. Purpose. The proceeds of the Loan shall be used by the Borrower (i) to make an equity investment in Hutchinson Acquisition Corporation (“Hutchinson”) to be used for the acquisition of Hutchinson Telephone Company (the “Acquisition”) and (ii) to pay fees and expenses associated with the Loan. The Borrower agrees that the proceeds of the Loan shall be used only for the purposes set forth in this Section 2.

          SECTION 3. Availability. Subject to Sections 2 and 6 of the MLA and Section 8 of this First Supplement, the Loan will be advanced in a single advance on the date on which all conditions precedent to the Loan are satisfied (the “Closing Date”); provided, however, that the Closing Date shall occur no later than January 4, 2008.

          SECTION 4. Interest.

          (A) Rate Options; Etc. The unpaid principal balance of the Loan shall accrue, and the Borrower agrees to pay interest at the rate or rates determined or selected by the Borrower in accordance with this Subsection 4(A).

          (1) 7-Day LIBOR Index Rate (Variable Rate Option). As to any portion of the unpaid principal balance of the Loan selected by the Borrower (any such portion, and any portion selected pursuant to Subsection 4(A)(2) or 4(A)(3) of this First Supplement, is hereinafter referred to as a “Portion” of the Loan), interest shall accrue pursuant to this variable rate option at a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined in this Subsection 4(A)(1)) for banks subject to FRB Regulation D (as hereinafter defined in this

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Subsection 4(A)(1)) or required by any other federal law or regulation) per annum (the “Variable Rate”) equal at all times to the annual rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of seven-day U.S. dollar deposits, as published by Bloomberg or another major information vendor listed on BBA’s official website on the first U.S. Banking Day (as hereinafter defined in this Subsection 4(A)(1)) in each week with such rate to change weekly on such day plus a margin (the “LIBOR Margin”) equal to the percentage determined from time to time in accordance with Subsection 4(B) of this First Supplement. The rate shall be reset automatically, without the necessity of notice being provided to the Borrower or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. “U.S. Banking Day” means a day on which CoBank is open for business and banks are open for business in New York, New York. “Eurocurrency Liabilities” has the meaning as set forth in FRB Regulation D. “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended from time to time.

          (2) LIBOR Option. As to any Portion or Portions of the Loan selected by the Borrower, interest will accrue pursuant to this LIBOR option at a fixed rate per annum equal to LIBOR (as hereinafter defined in this Subsection 4(A)(2)) plus the LIBOR Margin. Under this option: (i) rates may be fixed for Interest Periods (as hereinafter defined in this Subsection 4(A)(2)) of one, two, three, six, nine or 12 months, as selected by the Borrower; (ii) amounts fixed shall be in increments of $100,000 or multiples thereof; and (iii) rates may only be fixed on a Banking Day (as hereinafter defined in this Subsection 4(A)(2)) on three Banking Days’ prior written notice. “LIBOR” means the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on Eurocurrency Liabilities for banks subject to FRB Regulation D or required by any other federal law or regulation) quoted by BBA at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by Borrower, as published by Bloomberg or another major information vendor listed on BBA’s official website. “Banking Day” shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England. “Interest Period” shall mean the time period chosen by the Borrower during which the chosen fixed rate is to apply to a Portion of the Loan, which period commences on the day a rate fixed under Subsection 4(A)(2) or 4(A)(3) of this First Supplement becomes effective. The Interest Period for Portions accruing interest at the LIBOR option shall end on the day in the next

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calendar month or in the month that is two, three, six, nine or 12 months thereafter which corresponds numerically with the day the Interest Period commences; provided, however, that: (a) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (b) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month. No Interest Period shall extend beyond the Maturity Date (as defined in Section 6 of this First Supplement).

          Upon the occurrence and during the continuance of any Event of Default, as the Interest Periods for Portions of the Loan accruing interest at a LIBOR option expire, at CoBank’s option, such Portions of the Loan shall be converted to the Variable Rate option, and the LIBOR option will not be available to the Borrower until any such Events of Default have been waived.

          (3) Quoted Fixed Rate Option. As to any Portion or Portions of the Loan selected by the Borrower, interest shall accrue pursuant to this quoted rate option at a fixed annual interest rate (the “Quoted Rate”) to be quoted by CoBank in its sole and absolute discretion in each instance. Under this option, the interest rate on such Portion or Portions of the Loan may be fixed for such Interest Periods as may be agreeable to CoBank in its sole and absolute discretion in each instance; provided, however, that (i) such Interest Period shall not extend beyond the Maturity Date and such Interest Period may only expire on a Business Day, (ii) the minimum fixed period shall be one year, and (iii) amounts fixed shall be in increments of $100,000 or multiples thereof.

          Upon the occurrence and during the continuance of any Event of Default, as the Interest Periods for Portions of the Loan accruing interest at the Quoted Rate option expire, such Portions of the Loan shall be converted to the Variable Rate option, and the Quoted Rate option will not be available to the Borrower until any such Events of Default have been waived.

          (4) Rate Combinations. Notwithstanding the foregoing, at any one time there may be no more than an aggregate of five Portions of the Loan and any loan under any other Supplement to the MLA accruing interest pursuant to the LIBOR option and no more than an aggregate of five Portions of the Loan and any loan under any other Supplement to the MLA accruing interest pursuant to the Quoted Rate option.

          (5) Selection and Changes of Rates. The Borrower shall select the rate option or options applicable to the Loan at the time it requests the Loan. Thereafter, with respect to Portions of the Loan accruing interest at the Variable Rate, the Borrower may,

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on any Business Day, subject to Subsections 4(A)(2), 4(A)(3) and 4(A)(4) of this First Supplement, elect to have one of the fixed rate options apply to such Portion. In addition, with respect to any Portion of the Loan accruing interest pursuant to a fixed rate option, the Borrower may, subject to Subsections 4(A)(2), 4(A)(3) and 4(A)(4), on the last day of the Interest Period for such Portion, elect to fix the interest rate accruing on such Portion for another Interest Period pursuant to one of the fixed rate options. From time to time the Borrower may elect, on a Business Day prior to the expiration of the Interest Period for any Portion of the Loan accruing interest pursuant to a fixed rate option, and upon payment of the applicable Surcharge (as defined in, and calculated pursuant to, Section 5 hereof) to convert all, but not part, of such Portion of the Loan so that it accrues interest at the Variable Rate or a combination of the Variable Rate and a fixed rate option, for a new Interest Period or Interest Periods selected in accordance with Subsections 4(A)(2), 4(A)(3) and 4(A)(4) of this First Supplement. Except for the initial selection, all interest rate selections provided for herein shall be made by telephonic or written request of an authorized employee of the Borrower by 12:00 noon, Central time, on the relevant day. In taking actions upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to the Borrower in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Borrower to request the Loan or select interest rates hereunder so long as any funds advanced are wired to an account previously designated by the Borrower. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Borrower to have to break any fixed rate balance in order to pay any installment of principal.

          (6) Accrual of Interest. Interest shall accrue pursuant to the fixed rate options from and including the first day of the applicable Interest Period to but excluding the last day of the Interest Period. If the Borrower elects to refix the interest rate on any Portion of the Loan accruing interest pursuant to one of the fixed rate options pursuant to Subsection 4(A)(5) of this First Supplement, the first day of the new Interest Period shall be the last day of the preceding Interest Period. In the absence of any such election, interest shall accrue on such Portion at the Variable Rate from and including the last day of such Interest Period. If the Borrower elects to convert from a fixed rate option to the Variable Rate option pursuant to Subsection 4(A)(5) upon payment of the applicable Surcharge as provided in Section 5, interest at the applicable fixed rate shall accrue through the day before such conversion and either (i) the first day of any new Interest Period shall be the date of such conversion, or (ii) interest at the Variable Rate shall accrue on the Portion of the Loan so converted from and including the date of conversion.

          (7) Interest Rate Protection. Commencing within 120 days of the Closing Date, the Borrower will, or will have caused Hutchinson (or its successors and assigns) to, have entered into or obtained, and Borrower will, or will cause Hutchinson (or its

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successors and assigns) to, maintain in full force and effect, (i) Interest Rate Agreements (as defined in Section 3 of the MLA) in form and substance reasonably satisfactory to CoBank on Portions of the Loans under this First Supplement, and (ii) Portions of the Loan accruing interest pursuant to the Quoted Rate option, the effect of which shall be to fix interest rates payable by the Borrower or Hutchinson (or its successors and assigns) in the aggregate as to $20,000,000, the term of which Interest Rate Agreements or Interest Periods under the Quoted Rate option shall have a weighted average life of 3 years (determined using the initial term of such Interest Rate Agreements and Interest Periods under the Quoted Rate option). The Borrower will deliver to CoBank, promptly upon receipt thereof, copies of such Interest Rate Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by CoBank to evidence its compliance with the provisions of this Subsection 4(A)(7).

          (B) Margins. Initially, and continuing through the day immediately preceding the first Adjustment Date (as hereinafter defined in this Subsection 4(B)) occurring on or after March 31, 2008 on which the Borrower demonstrates that a change in the LIBOR Margin is warranted and requests such change, the applicable LIBOR Margin shall be 2.50%. Commencing on such Adjustment Date, the LIBOR Margin shall be determined based on the consolidated Total Leverage Ratio of the Borrower, determined in accordance with Subsection 8(I)(1) of the MLA, on the last day of each fiscal quarter of the Borrower, as set forth in the following table:

Consolidated Total Leverage Ratio	LIBOR Margin

Greater than or equal to 4.00:1.00	2.50%

Less than 4.00:1.00 and greater than or equal to 3.50:1.00	2.25%

Less than 3.50:1.00 and greater than or equal to 3.00:1.00	2.00%

Less than 3.00:1.00 and greater than or equal to 2.50:1.00	1.75%

Less than 2.50:1.00	1.50%

The LIBOR Margin shall be (i) increased, if warranted, beginning on the date which is the fifth Business Day following CoBank’s receipt of the financial statements required pursuant to

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Subsections 8(H)(1) and 8(H)(2) of the MLA, and the compliance certificate required pursuant to Subsection 8(H)(9) of the MLA and (ii) decreased, if warranted, beginning on the date which is the fifth Business Day following CoBank’s receipt of such financial statements and compliance certificate and the Borrower’s written request to decrease such margin (each such date described in (i) and (ii), an “Adjustment Date”). In the event that CoBank shall not receive when due such financial statements and compliance certificate, then from such due date and until the fifth Business Day following CoBank’s receipt of such overdue financial statements and compliance certificate (and in the event a decrease in the applicable margin is then warranted, receipt of the Borrower’s written request to decrease such margin), or upon the occurrence of any Event of Default, then at the option of CoBank the LIBOR Margin shall be 2.50%.

          (C) Payment and Calculation. The Borrower shall pay interest on the Loan monthly in arrears on the 20th day (or such other day as CoBank shall elect in writing) of each month, upon any prepayment of a fixed rate Portion (whether due to acceleration or otherwise) and on the Maturity Date; provided, however, at the election of CoBank with respect to the Portions accruing interest under the LIBOR option, rather than on a monthly basis interest shall be payable at the maturity of an Interest Period, or, if such Interest Period exceeds three months, in arrears on each three-month anniversary of the beginning date of such Interest Period and at the maturity of such Portion and upon any prepayment (whether due to acceleration or otherwise). Interest shall be calculated on the actual number of days the Loan, or any part thereof, is outstanding on the basis of a year consisting of 360 days. In calculating accrued interest, the date the Loan is made shall be included and the date any principal amount of the Loan is repaid or prepaid shall be excluded as to such amount. If any date for the payment of interest is not a Business Day, then the interest payment then due shall be paid on the next Business Day.

          SECTION 5. Repayment, Prepayment and Surcharge. The Borrower may, (i) on any Business Day, prepay in full or in part any Portion of the Loan accruing interest at the Variable Rate option, and (ii) on three Business Days’ prior, irrevocable written notice, prepay in full or in part any Portion of the Loan accruing interest pursuant to a fixed rate option. All voluntary prepayments pursuant to this Section 5 shall be applied to scheduled principal installments under Subsection 6(A) of this First Supplement in the inverse order of their maturities and to such Portions of the Loan as the Borrower specifies in writing, or in the absence of such direction, as CoBank specifies. Notwithstanding the foregoing, the Borrower’s right to prepay any amount accruing interest pursuant to a fixed rate option shall be conditioned upon the payment of a prepayment Surcharge as defined and calculated below. For purposes of calculating the Surcharge provided for in this Section 5, early conversion of a Portion of the Loan accruing interest pursuant to a fixed rate option so that it accrues interest at a different rate pursuant to Subsection 4(A)(5) shall be deemed a prepayment in full of that Portion of the Loan. Upon any such early conversion, any repayment required hereunder or under the MLA, any prepayment of

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any Portion of the Loan accruing interest pursuant to a fixed rate option, and as a condition to any voluntary prepayment (whether such conversion, repayment, prepayment or payment is made voluntarily, as a result of an acceleration, or otherwise), the Borrower shall pay to CoBank, on the date of such repayment, prepayment, payment or early conversion, a surcharge (“Surcharge”) in an amount equal to the greater of (i) $300 and (ii) the present value of any funding losses incurred or imputed by CoBank to have been incurred as a result of such repayment, prepayment, payment or conversion for the period such amount was scheduled to have been outstanding at such fixed rate (which, if less than $0, shall be deemed to be $0), plus, in the case of the repayment, prepayment, payment or conversion of any Portion of the Loan accruing interest pursuant to the Quoted Rate option, an amount equal to 0.5% of the amount repaid, prepaid or converted. Such Surcharge, including the amount of any funding losses incurred by CoBank, shall be determined and calculated in accordance with methodology established by CoBank.

          SECTION 6. Repayment.

          (A) Scheduled Repayments. Commencing on March 31, 2008, and on each June 30, September 30, December 31 and March 31 occurring thereafter (each such date a “Payment Date”), through and including December 31, 2010, the outstanding principal balance of the Loan shall be repaid in twelve consecutive quarterly equal principal payments of $125,000 on each such date, and, commencing on March 31, 2011, and on each Payment Date occurring thereafter, through and including December 31, 2014 (the “Maturity Date”), the outstanding principal balance of the Loan shall be repaid in sixteen consecutive quarterly equal principal payments of $250,000 on each such date. On the Maturity Date, the amount of the then unpaid principal balance of the Loan and any and all other amounts due and owing hereunder or under any other Loan Document relating to this Loan shall be due and payable. If any Payment Date is not a Business Day, then the installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

          (B) Applications of Repayments; Related Interest and Surcharge Payments. All repayments made pursuant to this Section 6 will be applied to such Portions of the Loan as the Borrower directs in writing and, in the absence of such direction, as CoBank specifies. At the time of each repayment pursuant to this Section 6, the Borrower must pay any applicable Surcharge (as defined in and as calculated in Section 5 of this First Supplement).

          SECTION 7. Security. The Loan is secured and guaranteed by (i) that certain Mortgage and Security Agreement and Fixture Financing Statement, dated on or about the date hereof, made by the Borrower in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Mortgage”) pursuant to which the Borrower has granted to CoBank a first-priority lien on substantially all of its now owned or

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hereafter acquired real property; (ii) that certain Security Agreement, dated as of even date herewith, made by the Borrower in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Security Agreement”), pursuant to which the Borrower has granted to CoBank a first-priority security interest in substantially all of its now owned or hereafter acquired tangible and intangible personal property; (iii) that certain Stock Pledge Agreement, dated as of even date herewith, made by the Borrower in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Pledge Agreement”), pursuant to which the Borrower has pledged to CoBank on a first-priority basis all now owned or hereafter acquired capital stock or voting securities of any entity of which the Borrower now owns or hereafter acquires 25% or more of the issued and outstanding capital stock or voting securities (excluding its membership interest in EN-TEL Communications, LLC); and (iv) that certain Continuing Guaranty, dated as of even date herewith, made by the Borrower, Western Telephone Company (“WTC”), Peoples Telephone Company (“PTC”), New Ulm Phonery, Inc. (“Phonery”), New Ulm Cellular #9, Inc. (“Cellular”), New Ulm Long Distance, Inc. (“Long Distance”), Hutchinson Telephone Company (“Hutchinson I”), Hutchinson Cellular, Inc. (“Hutchinson II”) and Hutchinson Telecommunications, Inc. (“Hutchinson III”) (each, excluding the Borrower, a “Loan Party Guarantor” and collectively, the “Loan Party Guarantors”) in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Guaranty”).

The Guaranty is secured by (i) those certain Security Agreements, each dated as of even date herewith, and each made by such Loan Party Guarantor for the benefit of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, individually, a “Guarantor Security Agreement” and collectively, the “Guarantor Security Agreements”), pursuant to which such Loan Party Guarantor has granted to CoBank a first-priority lien and security interest in substantially all of its now owned or hereafter acquired personal property, (ii) those certain Mortgage and Security Agreements and Fixture Financing Statements, each made by such Loan Party Guarantor in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, individually, a “Guarantor Mortgage” and collectively, the “Guarantor Mortgages”) pursuant to which such Loan Party Guarantor has granted to CoBank a first-priority lien on all of its now owned or hereafter acquired real property; (iii) that certain Stock Pledge Agreement, dated as of the date herewith, made by Hutchinson I in favor of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Hutchinson I Stock Pledge Agreement”), pursuant to which Hutchinson I has pledged to CoBank on a first-priority basis all now owned or hereafter acquired capital stock or voting securities of any entity of which Hutchinson I now owns or hereafter acquires 25% or more of the issued and outstanding capital stock or voting securities, and (iv) that certain Stock Pledge Agreement, dated as of the date herewith, made by Hutchinson II in favor of CoBank (as the same may be amended, modified, supplemented, extended or

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restated from time to time, the “Hutchinson II Stock Pledge Agreement”), pursuant to which Hutchinson II has pledged to CoBank on a first-priority basis all now owned or hereafter acquired capital stock or voting securities of any entity of which Hutchinson II now owns or hereafter acquires 25% or more of the issued and outstanding capital stock or voting securities (excluding its membership interests in Direct Communications, LLC, Page-All, LLC, and SHAL, LLC and except as otherwise agreed to in writing by CoBank).

The Borrower agrees, and agrees to cause each Loan Party, to take such steps, including, without limitation, the execution and filing and recordation of security agreements, financing statements, irrevocable stock power and collateral assignments, and amendments to any of the foregoing, including, without limitation, those certain Deposit Account Control Agreements, each dated as of even date herewith, and each by the Borrower, WTC, PTC or Hutchinson I, as applicable, the financial institution identified therein and CoBank, and such other instruments and documents as CoBank may from time to time reasonably require to enable CoBank to obtain, perfect and maintain its security interests in such property and the payment of any applicable documentary stamp or similar taxes. Furthermore, the Borrower agrees, and agrees to cause each Loan Party, to take such steps, including the execution and recordation and filing of any mortgage agreements, or any fixture filings, and amendments to the foregoing, and such other instruments and documents, as CoBank may reasonably request from time to time to enable CoBank to obtain, perfect, and maintain a lien on any real property interests of such entity as CoBank shall determine in its reasonable discretion, and the payment of any applicable mortgage recording tax, documentary stamp taxes or similar taxes.

          SECTION 8. Additional Conditions Precedent. In addition to the conditions precedent set forth in the MLA, CoBank’s obligation to make the Loan is subject to the satisfaction of the following conditions precedent on or before the date of such advance:

          (A) Capital Contribution to CoBank. That the Borrower has acquired participation certificates in CoBank in an initial amount of $1,000;

          (B) Closing of Revolving Loan. That all conditions precedent to the Second Supplement to the Master Loan Agreement, dated as of even date herewith, have been satisfied;

          (C) Closing of Hutchinson Loan. That all conditions precedent to the Hutchinson Loan have been satisfied;

          (D) Consummation of Acquisition. That CoBank receive evidence satisfactory to it that the Merger is being consummated concurrently herewith on terms and conditions substantially consistent with that certain Agreement and Plan of Merger, dated as of August 3, 2007, as amended;

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          (E) Opinions. That CoBank receive, in form and content reasonably acceptable to CoBank, opinions of counsel (who shall be reasonably acceptable to CoBank) for each Loan Party;

          (F) No Material Adverse Change. That from December 31, 2006 to the date of the Loan there has not occurred any event which has had or could reasonably be expected to have a Material Adverse Effect on the business or prospects of any Loan Party;

          (G) Representations and Warranties. That the representations and warranties of each Loan Party contained in the MLA, this First Supplement and any other Loan Document to which they are party be true and correct in all material respects on and as of the date of the Loan, as though made on and as of such date;

          (H) Closing Certificate. That CoBank receive a certificate, in the form of Exhibit A attached hereto, dated as of the Closing Date, from the President of the Borrower as to, among other things, the continuing truth and accuracy of the representations and warranties of each Loan Party under the Loan Documents to which it is a party and the satisfaction of each of the conditions applicable to the making of the Loan; and

          (I) Other Information. That CoBank receive such other information regarding the condition, financial or otherwise, and operations of each Loan Party as CoBank shall request and such other opinions, certificates or documents as CoBank shall reasonably request.

          SECTION 9. Additional Affirmative Covenants. In addition to the affirmative covenants set forth in Section 8 of the MLA, the Borrower will and will cause each of its Subsidiaries to:

          (A) Mortgages. Deliver, no more than 90 days after the Closing Date (or, in the case of the Guarantor Mortgage of PTC, no more than one year after the Closing Date), or such other date as CoBank in its sole discretion shall agree in writing, the Mortgage and the Guarantor Mortgages, pursuant to which the Borrower and certain Loan Party Guarantors grant to CoBank a lien on all of their personal and real property located at the properties described in Exhibits B(1) and (B)(2) hereto, subject only to the liens permitted by Subsection 9(B) of the MLA, in form and substance reasonably satisfactory to CoBank, together with such other related documents, including without limitation, Uniform Commercial Code fixture filings, landlords consents, and certificates and opinions, as CoBank shall reasonably request.

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          (B) Alliance Bank Control Agreement. Deliver to CoBank no more than 30 days after the Closing Date, a fully executed Account Control Agreement for Borrower’s accounts with Alliance Bank, in form and substance reasonably satisfactory to CoBank.

          (C) Title Insurance. Deliver, no more than 90 days after the Closing Date, title insurance for the real property described in Exhibit B(1) hereto, and, no more than one year after the date hereof, title insurance for the real property described in Exhibit B(2).

          (D) EN-TEL Pledge. Use commercially reasonable efforts to deliver, no more than 90 days after the Closing Date, a membership interest pledge agreement pursuant to which Hutchinson I grants to CoBank a first-priority security interest in all of its then owned and thereafter acquired ownership interests in EN-TEL Communications, LLC.

          (E) SHAL, LLC Pledge. Deliver, no more than 90 days after the Closing Date, a stock pledge agreement and a membership interest pledge agreement pursuant to which Hutchinson II grants to CoBank a first-priority security interest in all of its then owned and thereafter acquired ownership interest in SHAL, LLC.

          (F) WTC Stock Certificate. Deliver, no more than 5 days after the Closing date, any and all original stock certificates evidencing Borrower’s ownership interest in WTC, in form and content reasonably acceptable to CoBank.

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          IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and delivered, and CoBank has caused this Agreement to be executed and delivered, each by its respective duly authorized officer as of the date first shown above.

NEW ULM TELECOM, INC.

By:	/s/ Nancy Blankenhagen

Name: Nancy Blankenhagen
Title: Chief Financial Officer

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COBANK, ACB

By:	/s/ Roger Opp

Roger Opp
Vice President